UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2006
PROGRESSIVE GAMING INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrants telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
On April 19, 2006, Progressive Gaming International Corporation (the “Company”) dismissed its independent registered public accounting firm, BDO Seidman, LLP (“BDO”). On April 24, 2006, the Company engaged Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for 2006. The dismissal of BDO and the engagement of Ernst & Young were approved by the Audit Committee of the Board of Directors of the Company.
The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2005 and 2004 and through April 19, 2006, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in connection with its reports on the financial statements for such years.
As previously reported and as discussed under Management’s Report on Internal Control Over Financial Reporting under Item 9A of the Company’s Form 10-K for the year ended December 31, 2005, management identified the following material weakness in the Company’s internal control over financial reporting:
The Company had three significant non-routine complex transactions, whereby the Company did not properly document and support its initial analysis of the terms and conditions of these agreements to ensure proper revenue recognition and classification. Further analysis resulted in a deferral of revenue for the transactions in the fourth quarter of 2005, and filing of an amendment to the Company’s Form 10-Q for the quarter ended September 30, 2005. Based on its assessments, management concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2005, due to the material weakness described above.
Subsequent to December 31, 2005, management has taken steps to improve the Company’s internal control over documentation and classification of revenues related to significant non-routine complex transactions.
Except for the material weakness described above, there are no reportable events under Item 304(a)(1)(v) of SEC Regulation S-K that occurred during the years ended December 31, 2005 and 2004 and through April 19, 2006. An authorized officer of the Company has discussed the material weakness described above with BDO, and the Company has authorized BDO to respond fully to the inquiries of a successor auditor concerning the subject matter of the material weakness described above.
The Company provided BDO with a copy of the foregoing disclosure and requested a letter from BDO addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. This letter is attached as Exhibit 16.1.
During the Company’s two most recent fiscal years ended December 31, 2005 and 2004, and the subsequent interim period preceding the engagement of Ernst & Young, the Company did not consult with Ernst & Young regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) the subject matter of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

16.1	Letter dated April 19, 2006 from BDO Seidman, LLP to the Securities and Exchange Commission

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter dated April 19, 2006 from BDO Seidman, LLP to the Securities and Exchange Commission

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation
	By:	/s/ Michael A. Sicuro
Date: April 24, 2006		Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer